Exhibit T3A.20

Exhibit T3A.20
Uittreksel Handelsregister Kamer van Koophandel
KvK-nummer 34332280 Deze inschrijving valt onder beheer van Kamer van Koophandel Amsterdam
Pagina 1 (van 2)
Rechtspersoon
RSIN 820583996
Rechtsvorm Besloten Vennootschap
Statutaire naam Vantage Drilling Netherlands B.V.
Statutaire zetel Amsterdam
Eerste inschrijving handelsregister 26-03-2009
Datum akte van oprichting 26-03-2009
Geplaatst kapitaal EUR 18.000,00
Gestort kapitaal EUR 18.000,00
Deponering jaarstuk De jaarrekening over boekjaar 2012 is gedeponeerd op 17-05-2013.
Onderneming
Handelsnaam Vantage Drilling Netherlands B.V.
Startdatum onderneming 26-03-2009
Activiteiten SBI-code: 6420—Financiele holdings
Werkzame personen 0
Vestiging
Vestigingsnummer 000017143187
Handelsnaam Vantage Drilling Netherlands B.V.
Bezoekadres Herikerbergweg 238, Luna ArenA, 1101CM Amsterdam Zuidoost
Postadres Postbus 23393, 1100DW Amsterdam Zuidoost
Telefoonnummer 0205755600
Faxnummer 0206730016
Datum vestiging 26-03-2009
Activiteiten SBI-code: 6420—Financiële holdings Houdster- en financieringsmaatschappij
Werkzame personen 0
Enig aandeelhouder
Naam Vantage Holding Hungary Kft
Bezoekadres Wesselenyi utca 16,1077 Budapest, Hongarije
Ingeschreven in Fövárosi Bíróság mint cegbíróság
Budapest, Hongarije
onder nummer 01-09-913549/4
Enig aandeelhouder sedert 26-03-2009
Bestuurders
Naam Ibrahim, Linda Jovana
Geboortedatum en -plaats 04-12-1970, Texas, Verenigde Staten van Amerika
Datum in functie 10-05-2011 (datum registratie: 10-05-2011)
Titel
Directeur A
Waarmerk
KvK
Een gewaarmerkt uittreksel is een officieel bewijs van inschrijving in het Handelsregister. Een papieren gewaarmerkt uittreksel is ondertekend, voorzien van een microtekst en uv-logo gedrukt op ‘optisch dood’ papier. Een digitaal gewaarmerkt uittreksel is ondertekend met een verifieerbare digitale handtekening.
Waarmerk
KvK

Uittreksel Handelsregister Kamer van Koophandel

KvK-nummer 34332280

Pagina 2 (van 2)

Bevoegdheid	Gezamenlijk bevoegd (met andere bestuurder(s), zie statuten)
Naam	Görtzen, Myrthe Marie Louise
Geboortedatum en -plaats	07-12-1974, Amsterdam
Datum in functie	14-06-2013 (datum registratie: 01-07-2013)
Titel	Directeur B
Bevoegdheid	Gezamenlijk bevoegd (met andere bestuurder(s), zie statuten)
Naam	van der Eerden, Joost Marcel
Geboortedatum en -plaats	06-11-1981, Weert
Datum in functie	14-06-2013 (datum registratie: 01-07-2013)
Titel	Directeur B
Bevoegdheid	Gezamenlijk bevoegd (met andere bestuurder(s), zie statuten)

Amsterdam, 17-07-2013. Uittreksel is vervaardigd om 09.47 uur.
Voor uittreksel

N. Snijders, Plv. Directeur

Waarmerk
KvK

Een gewaarmerkt uittreksel is een officieel bewijs van inschrijving in het Handelsregister. Een papieren gewaarmerkt uittreksel is ondertekend, voorzien van een microtekst en uv-logo gedrukt op 'optisch dood' papier. Een digitaal gewaarmerkt uittreksel is ondertekend met een verifieerbare digitale handtekening.

kamer van koophandel

The Netherlands Chamber of Commerce Commercial Register extract

Commercial Register No. 34332280

This registration is administrated by the Chamber of Commerce for Amsterdam

Page 1 (of 2)

Legal entity

RSIN	820583996
Legal form	Private Limited Liability Company (Besloten Vennootschap)
Statutory name	Vantage Drilling Netherlands B.V.
Corporate seat	Amsterdam
First entry in Commercial Register	26-03-2009
Date of deed of incorporation	26-03-2009
Issued capital	EUR 18.000,00
Paid-up capital	EUR 18.000,00
Filing of the annual accounts	The annual accounts for the financial year 2012 were filed on 17-05-2013.

Company

Trade name	Vantage Drilling Netherlands B.V.
Company start date	26-03-2009
Activities	SBI-code: 6420 - Financial holdings
Employees	0

Establishment

Establishment number	000017143187
Trade name	Vantage Drilling Netherlands B.V.
Visiting address	Herikerbergweg 238, Luna ArenA, 1101CM Amsterdam Zuidoost
Postal address	Postbus 23393, 1100DW Amsterdam Zuidoost
Telephone number	0205755600
Fax number	0206730016
Date of incorporation	26-03-2009
Activities	SBI-code: 6420 - Financial holdings For further information on activities, see Dutch extract.
Employees	0

Sole shareholder

Name	Vantage Holding Hungary Kft
Visiting address	Wesselenyi utca 16, 1077 Budapest, Hungary
Registered in	Fővárosi Bíróság mint cegbíróság Budapest, Hungary under number 01-09-913549/4
Sole shareholder since	26-03-2009

Board members

Name	Ibrahim, Linda Jovana
Date and place of birth	04-12-1970, Texas, United States of America
Date of entry into office	10-05-2011 (registration date: 10-05-2011)
Title	Directeur A

A certified extract is an official proof of registration in the Commercial Register. Certified extracts issued on paper are signed and contain a microtext and UV logo printed on 'optically dull' paper. Certified extracts issued in digital form are signed with a verifiable digital signature.

Waarmerk
KvK

The Netherlands Chamber of Commerce Commercial Register extract
Commercial Register No. 34332280
Page 2 (of 2)
Powers Authorised jointly (with other board member(s), see articles)
Name Gortzen, Myrthe Marie Louise
Date and place of birth 07-12-1974, Amsterdam
Date of entry into office 14-06-2013 (registration date: 01-07-2013)
Title Directeur B
Powers Authorised jointly (with other board member(s), see articles)
Name van der Eerden, joost Marcel
Date and place of birth 06-11-1981, Weert
Date of entry into office 14-06-2013 (registration date: 01-07-2013)
Title Directeur B
Powers Authorised jointly (with other board member(s), see articles)
Amsterdam, 17-07-2013. Extract was made at 09.48 hours.
For extract
N. Snijders, Plv. Directeur
A certified extract is an official proof of registration in the Commercial Register. Certified extracts issued on paper are signed and contain a microtext and UV logo printed on ‘optically dull’ paper. Certified extracts issued in digital form are signed with a verifiable digital signature.